EXHIBIT 1(q)


                                       IVY FUND

                          Ivy Global Natural Resources Fund
                                Ivy Asia Pacific Fund
                        Ivy International Small Companies Fund


                     Establishment and Designation of Additional
                       Series of Shares of Beneficial Interest,
                                No Par Value Per Share


               I, Michael G. Landry, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust formed under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by written consent dated [-], the Trustees of the Trust (the "Trustees"), pursuant to Article III of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the Trust:

          RESOLVED, that (i) the shares of beneficial interest of the Trust having previously been divided into fourteen separate series, designated as Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund, Ivy International Bond Fund, Ivy Latin America Strategy Fund, Ivy Money Market Fund, Ivy New Century Fund, Ivy Short-Term Bond Fund and Ivy Global Science & Technology Fund, the shares of beneficial interest of the Trust shall hereby be divided into three additional separate series designated as "Ivy Global Natural Resources Fund," "Ivy Asia Pacific Fund" and "Ivy International Small Companies Fund" (each, a "Fund," collectively the "Funds," and collectively with the other fourteen series of the Trust, the "Series"); and (ii) having established and designated the Funds as additional Series of the Trust, there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest of the Trust as (a) "Ivy Global Natural Resources Fund--Class A," (b) "Ivy Global Natural Resources Fund--Class B," (c) "Ivy Global Natural Resources Fund- -Class C," (d) "Ivy Asia Pacific Fund--Class A," (e) "Ivy Asia Pacific Fund--Class B," (f) "Ivy Asia Pacific Fund--Class C," (g) "Ivy International Small Companies Fund--Class A," (h) "Ivy International Small Companies Fund--Class B," (i) "Ivy International Small Companies Fund--Class C" and (j) "Ivy International Small Companies Fund--Class I," with the Funds and each of their classes of shares being subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and having the following special and relative rights:













               1. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, no par value per share, of a Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of that Fund.

               2. Shareholders of each Fund shall vote separately as a Series on any matter to the extent required by applicable federal or state law. Shareholders of each class of a Fund shall have (i) exclusive voting rights with respect to matters on which the holders of each such class shall be entitled to exclusive voting rights under applicable federal or state law, and (ii) no voting rights with respect to matters on which the holders of another class of shares of that Fund or the holders of another Series (or class thereof) shall be entitled to exclusive voting rights under applicable federal or state law.

               3. The assets and liabilities of the Trust existing as of the end of the day immediately preceding the date on which the Registration Statement for the Funds becomes effective shall be allocated among the Series other than the Funds in accordance with Article III of the Declaration of Trust, and thereafter the assets and liabilities of the Trust shall be allocated among all Series and classes thereof in accordance with Article III of the Declaration of Trust, except as provided below:

                    (a) Costs incurred by the Trust on behalf of a Fund in connection with the organization, registration and public offering of shares of that Fund shall be allocated to that Fund and shall be amortized by that Fund in accordance with applicable law and generally accepted accounting principles.












                    (b) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

               4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series (or class thereof) now or hereafter created, or to otherwise change the special and relative rights of any such Series (or class), provided that such change shall not adversely affect the rights of shareholders of that Series (or class).

               5. The dividends and distributions with respect to each class of shares shall be in such amount as may be declared from time to time by the Trust's Board of Trustees in accordance with the Declaration of Trust and applicable law.

               6.   (a)  Each Class B share of a Fund, other than a share
                         purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into and be reclassified as a Class A share of that Fund on the date that is the first business day following the last calendar day of the month in which the eighth anniversary date of the date of the issuance of such Class B share falls (the "Conversion Date") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge;

                    (b) Each Class B share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares of a Fund in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares of that Fund, a pro rata portion of the Class B shares then in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through the reinvestment of dividends and distributions;

                    (c) The conversion of Class B shares into Class A shares may be suspended if (i) a ruling of the Internal Revenue Service (the "IRS") to the effect that the conversion of Class B shares does not constitute a taxable event under Federal income tax law is revoked or (ii) an opinion of counsel on such tax matter is withdrawn or (iii) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for a Fund or its shareholders; and

                    (d) On the Conversion Date, the Class B shares converted into Class A shares shall cease to accrue dividends and shall no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of Class A shares into which the Class B shares have been converted and any declared but unpaid dividends to the Conversion Date) shall cease. Certificates representing Class A shares of a Fund resulting from the conversion of Class B shares need not be issued until certificates representing the Class B shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

               FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement for the Funds is filed with the Securities and Exchange Commission in accordance with Rule 485(a)(2) under the Securities Act of 1933.


               IN WITNESS WHEREOF, I have signed this Amendment this _____ day of [-], 1996.



                                   _____________________________________
                                   Michael G. Landry, as Trustee

               The above signature is the true and correct signature of Michael G. Landry, Trustee of the Trust.



                                   _____________________________________
                                   C. William Ferris, Secretary/Treasurer
                                   Mackenzie Investment Management Inc.